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                                                                    Exhibit 23.0


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Cooper Industries, Inc. of our report dated January 23, 1998, included in Appendix A to the Cooper Industries, Inc. Proxy Statement for the 1998 Annual Meeting of Shareholders.

We also consent to the incorporation by reference in the following Registration Statements on Form S-8 or Form S-3 of Cooper Industries, Inc. and in each related Prospectus of our report dated January 23, 1998, with respect to the consolidated financial statements incorporated herein by reference.

Registration
Statement No.                       Purpose

No. 2-71732      Form S-8 Registration Statement for Shares issuable pursuant to
                 Substitute Deferred Compensation Agreements in connection with the acquisition of Crouse-Hinds Company

No. 2-33-14542   Form S-8 Registration Statement for Cooper Industries, Inc.
                 1985 and 1989 Employee Stock Purchase Plans

No. 2-33-19574   Form S-8 Registration Statement for Cooper Industries, Inc.
                 1986 Stock Option Plan

No. 2-33-29302   Form S-8 Registration Statement for 1989 Director Stock Option
                 Plan

No. 33-57829     Form S-8 Registration Statement for Cooper Industries, Inc.
                 1986 Stock Option Plan

No. 333-00117    Form S-3 Registration Statement for Cooper Industries, Inc.
                 Debt Securities (Debt Shelf)

No. 333-02847    Form S-8 Registration Statement for Cooper Industries, Inc.
                 Directors' Stock Plan

No. 333-08277    Form S-8 Registration Statement for Cooper Industries, Inc.
                 Stock Incentive Plan

No. 333-24237    Form S-3 Registration Statement for Cooper Industries, Inc.
                 Dividend Reinvestment and Stock Purchase Plan



                                                       /s/ Ernst & Young LLP

Houston, Texas
March 26, 1998